SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): October 5, 2001

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                         WORLDWIDE FLIGHT SERVICES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                 333-88593                     75-1932711
        (State or other         (Commission File               (I.R.S. Employer
        jurisdiction of              Number)                 Identification No.)
incorporation or organization)


                           1001 West Euless Boulevard
                                    Suite 320
                               Euless, Texas 76040

                    (Address of principal executive offices)


      (Registrant's telephone number, including area code): (817) 665-3200

Item 1.  Changes in Control of Registrant.

Item 5.  Other Events.

      On October 5, 2001, Vinci Airport, Inc., a Delaware corporation, acquired all of the capital stock of WFS Holdings, Inc., a Delaware corporation which is the parent of Worldwide Flight Services, Inc. Concurrently, Vinci Airport, Inc. also acquired all of the capital stock of Airline Container Acquisition Corp. Vinci Airport, Inc. is a wholly-owned subsidiary of Vinci, S.A. of France. The transactions were consummated pursuant to an Agreement and Plan of Merger and Stock Purchase Agreement, dated as of September 7, 2001, among WFS Holdings, Inc., Airline Container Acquisition Corp., Castle Harlan Partners III, L.P., Vinci S.A., Vinci Airport, Inc. and Vinci Merger Sub Corp. The transaction, which was completed utilizing funds of Vinci S.A., had an enterprise value of $295 million.





                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Worldwide Flight Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            WORLDWIDE FLIGHT SERVICES, INC.

Date:  October 9, 2001                      By:/s/ BRADLEY G. STANIUS
                                               ---------------------------------
                                               Name:  Bradley G. Stanius
                                               Title: Executive Chairman